3: Certificate of Chief Executive Officer and Chief Financial Officer
Certificate of Chief Executive Officer and Chief Financial Officer of Potomac Electric Power Company (pursuant to 18 U.S.C. Section 1350)

          I, John M. Derrick, Jr., Chairman and Chief Executive Officer, and I, Andrew W. Williams, Senior Vice President and Chief Financial Officer, of Potomac Electric Power Company, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Potomac Electric Power Company for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Potomac Electric Power Company.

JOHN M. DERRICK, JR. John M. Derrick, Jr. Chairman and Chief Executive Officer August 9, 2002 A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer August 9, 2002